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                                                                 Exhibit 23.0

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated June 10, 1999 accompanying the financial statements of e-Net, Inc., appearing in the 1999 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-KSB for the year ended March 31, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."




/s/ Grant Thornton LLP
Vienna, Virginia
October 27, 1999